Exhibit 99.1
RING ENERGY ANNOUNCES FIRST QUARTER 2025 RESULTS AND PROVIDES UPDATED 2025 OUTLOOK

The Woodlands, TX – May 7, 2025 – Ring Energy, Inc. (NYSE American: REI) (“Ring” or the “Company”) today reported operational and financial results for first quarter 2025 and provided updated guidance for the second half of the year.

First Quarter 2025 Highlights

•Sold 12,074 barrels of oil per day (“Bo/d”) (> high end of guidance) and 18,392 barrels of oil equivalent per day (“Boe/d”) (> mid point of guidance);
•Reported net income of $9.1 million, or $0.05 per diluted share, and Adjusted Net Income1 of $10.7 million, or $0.05 per diluted share;
•Recorded Adjusted EBITDA1 of $46.4 million and Lease Operating Expense (“LOE”) of $11.89 per Boe (< mid point of guidance);
•Invested $32.5 million in capital expenditures (within guidance, excluding acquisitions) that was 14% lower than 4Q 2024
•Generated Adjusted Cash Flow from Operations1 of $38.2 million and Adjusted Free Cash Flow (“AFCF”)1 of $5.8 million;
•Remained cash flow positive for the 22nd consecutive quarter and had liquidity of $141.1 million at the end of the period;
•Completed highly-accretive acquisition of Central Basin Platform (“CBP”) assets from Lime Rock Resources IV, LP (“Lime Rock’) on March 31, 2025 with operations to date exceeding expectations; and
•Provided updated guidance for the remainder of 2025, which reflects more than a 47% decrease in capital spending from original guidance for time period 2Q to 4Q 2025.

Management Commentary

Mr. Paul D. McKinney, Chairman of the Board and Chief Executive Officer, commented, “We’re excited to kick off 2025 with a strong first quarter, showcasing the flexibility, resilience, and strength of our proven, value-focused strategy amid fluctuating oil prices. Our performance met or surpassed all guidance targets, driven by exceptional oil sales volumes. As shared earlier, this success stemmed from the outperformance of our newly drilled wells and the tireless dedication of our operations team, who kept our PDP assets running at peak efficiency. On the final day of the quarter, we closed the highly accretive acquisition of Lime Rock’s CBP assets, which are outperforming the forecasts originally used to value them, adding more value to our portfolio. To set the stage for this synergistic transaction, we strategically adjusted the timing of our drilling program and capital spending initiatives, optimizing our financial position and reinforcing our balance sheet. With this strong foundation, we’re poised to continue delivering value to our stockholders despite the uncertainties currently facing our industry.”

Mr. McKinney concluded, “We have been looking forward to sharing more about our proactive approach to navigating the recent dip in oil prices, showcasing the strength of our value-focused strategy. As previously announced, we’ve strategically reduced our second quarter capital spending by over 50%, while maintaining our sales volume guidance. Looking ahead, our updated full-year guidance reflects a 36% reduction in capital spending with only a 5% reduction to sales volumes, made possible by the exceptional performance of both our existing and newly acquired assets so far this year. This represents a 2% increase of year-over-year total sales. Should oil prices rise later in the year, we’re positioned to accelerate our debt reduction efforts, channeling the
1 A non-GAAP financial measure; see the “Non-GAAP Financial Information” section in this release for more information including reconciliations to the most comparable GAAP measures.

benefits of higher prices into strengthening our balance sheet. This disciplined approach highlights our proven strategy. We’re committed to delivering value for our stockholders and are deeply grateful for your trust and investment in Ring Energy as we build a brighter, more resilient future together.”

Summary Results and Additional Key Items

	Q1 2025	Q4 2024	Q1 2025 to Q4 2024 % Change	Q1 2024	Q1 2025 to Q1 2024 % Change
Average Daily Sales Volumes (Boe/d)	18,392	19,658	(6)%	19,034	(3)%
Crude Oil (Bo/d)	12,074	12,916	(7)%	13,394	(10)%
Net Sales (MBoe)	1,655.3	1,808.5	(8)%	1,732.1	(4)%
Realized Price - All Products ($/Boe)	$47.78	$46.14	4%	$54.56	(12)%
Realized Price - Crude Oil ($/Bo)	$70.40	$68.98	2%	$75.72	(7)%
Revenues ($MM)	$79.1	$83.4	(5)%	$94.5	(16)%
Net Income ($MM)	$9.1	$5.7	60%	$5.5	65%
Adjusted Net Income[1] ($MM)	$10.7	$12.3	(13)%	$20.3	(47)%
Adjusted EBITDA[1] ($MM)	$46.4	$50.9	(9)%	$62.0	(25)%
Capital Expenditures ($MM)	$32.5	$37.6	(14)%	$36.3	(10)%
Adjusted Free Cash Flow[1] ($MM)	$5.8	$4.7	23%	$15.6	(63)%

Adjusted Net Income, Adjusted EBITDA, and Adjusted Free Cash Flow are non-GAAP financial measures, which are described in more detail and reconciled to the most comparable GAAP measures, in the tables shown later in this release under “Non-GAAP Financial Information.” In addition, see section titled “Condensed Operating Data” for additional details concerning costs and expenses discussed below.

Sales volumes for 1Q 2025 were 18,392 Boe/d (66% oil, 18% natural gas liquids (“NGLs”) and 16% natural gas) versus 4Q 2024 sales volumes of 19,658 Boe/d (66% oil, 19% NGLs and 15% natural gas) and 1Q 2024 sales volumes of 19,034 Boe/d (70% oil, 15% NGLs and 15% natural gas).

Average realized sales prices for 1Q 2025 were $70.40 per barrel of crude oil, $(0.19) per Mcf of natural gas, and $9.65 per barrel of NGLs. The realized natural gas and NGL prices were impacted by increased fees resulting in lower realized prices. The weighted average natural gas price per Mcf was $1.86 and the weighted average fee per Mcf was $(2.05); the weighted average NGL price per barrel was $22.64 offset by a weighted average fee per barrel of $(12.99). The weighted average natural gas price for 1Q 2025 reflects continued natural gas product takeaway constraints, which are being alleviated through additional third-party pipeline capacity. The average oil price differential the Company experienced from NYMEX WTI ("West Texas Intermediate") futures pricing in 1Q 2025 was a negative $0.89 per barrel of crude oil, while the average natural gas price differential from NYMEX futures pricing was a negative $3.81 per Mcf.

Revenues were $79.1 million for 1Q 2025 compared to $83.4 million for 4Q 2024 and $94.5 million for 1Q 2024. The 5% decrease in 1Q 2025 revenues from 4Q 2024 was driven by a negative $7.3 million volume variance offset by a positive $3.0 million price variance.

Select Expenses and Other Items

	Q1 2025	Q4 2024	Q1 2025 to Q4 2024 % Change	Q1 2024	Q1 2025 to Q1 2024 % Change
Lease operating expenses (“LOE”) ($MM)	$19.7	$20.3	(3)%	$18.4	7%
Lease operating expenses ($/BOE) (1)	$11.89	$11.24	6%	$10.60	12%
Depreciation, depletion and amortization ($MM)	$22.6	$24.5	(8)%	$23.8	(5)%
Depreciation, depletion and amortization ($/BOE)	$13.66	$13.57	1%	$13.74	(1)%
General and administrative expenses (“G&A”) ($MM)	$8.6	$8.0	8%	$7.5	15%
General and administrative expenses ($/BOE)	$5.21	$4.44	17%	$4.31	21%
G&A excluding share-based compensation ($MM)	$6.9	$6.4	8%	$5.7	(21)%
G&A excluding share-based compensation ($/BOE)	$4.19	$3.52	19%	$3.32	26%
G&A excluding share-based compensation & transaction costs ($MM)	$6.9	$6.3	10%	$5.7	21%
G&A excluding share-based compensation & transaction costs ($/BOE)	$4.18	$3.51	19%	$3.32	26%
Interest expense ($MM) (2)	$9.5	$10.1	(6)%	$11.5	(17)%
Interest expense ($/BOE)	$5.74	$5.59	3%	$6.64	(14)%
Gain (loss) on derivative contracts ($MM) (3)	$(0.9)	$(6.3)	85%	$(19.0)	95%
Realized gain (loss) on derivative contracts ($MM)	$(0.5)	$0.7	(171)%	$(1.4)	64%
Unrealized gain (loss) on derivative contracts ($MM)	$(0.4)	$(7.0)	94%	$(17.6)	98%

(1) LOE was within the Company’s guidance of $11.75 to $12.25 per Boe for 1Q 2025.

(2) The decline in interest expense from prior quarters was due to lower interest rates and reduced borrowings on the credit facility.

(3) A summary listing of the Company’s outstanding derivative positions at March 31, 2025 is included in the tables shown later in this release. For the remainder (April through December) of 2025, the Company has approximately 1.7 million barrels of oil (approximately 47% of oil sales guidance midpoint) hedged at an average downside protection price of $64.44 and approximately 2.0 billion cubic feet of natural gas (approximately 37% of natural gas sales guidance midpoint) hedged at an average downside protection of $3.43.

Capital Investment

During 1Q 2025, capital expenditures for the Company’s drilling and development activities were $32.5 million, which was within the Company’s guidance of $26 million to $34 million. Ring also invested approximately $70.9 million for the Lime Rock Acquisition that closed on March 31, 2025 (including the $63.6 million cash payment at closing, the $5.0 million deposit payment made in February, and $2.3 million in direct transaction costs).

Drilling and Development

Ring drilled, completed, and placed on production seven wells. In the Northwest Shelf in Yoakum County, Ring drilled and completed three 1-mile horizontal wells and one 1.25-mile horizontal well, all with a working interest of 75%. In the CBP in Ector County, the Company drilled and completed three vertical wells, all with a working interest of 100%.

Quarter	Area	Wells Drilled	Wells Completed

1Q 2025	Northwest Shelf (Horizontal)	4	4
	Central Basin Platform (Horizontal)	—	—
	Central Basin Platform (Vertical)	3	3
	Total	7	7

Acquisition - CBP Assets of Lime Rock
During 1Q 2025, Ring completed the acquisition of CBP assets from Lime Rock. Those properties are located in the Permian Basin in Andrews County, Texas, and are focused on the development of approximately 17,700 net acres where the majority are similar to Ring’s existing CBP assets in the Shafter Lake area, and the remaining acreage exposes the Company to new active plays.

The key transaction highlights include:
•Highly Accretive: ~2,300 Boe/d (>75% oil) of low-decline net production from ~101 gross wells;
•Increased Scale and Operational Synergies: ~17,700 net acres (100% HBP) mostly contiguous to Ring’s existing footprint;
•Meaningful AFCF Generation: Supported by $121 million of oil-weighted reserves (based on NYMEX strip pricing as of February 19, 2025; and
•Strengthens High-Return Inventory Portfolio: >40 gross locations that immediately compete for capital.

After taking into account preliminary purchase price adjustments, consideration for the acquisition consisted of:
•A cash payment of approximately $63.6 million net of the $5.0 million deposit payment made in February;
•$10.0 million deferred cash payment due on or about December 31, 2025; and
•The issuance of approximately 6.5 million shares of common stock.
The cash payment at closing on March 31, 2025 was funded with cash on hand and borrowings under Ring’s senior revolving credit facility.

Balance Sheet and Liquidity

Total liquidity (defined as cash and cash equivalents plus borrowing base availability under the Company’s credit facility) at March 31, 2025 was approximately $141.1 million, consisting of $140.0 million of availability under Ring’s revolving credit facility, which included a reduction of $35 thousand for letters of credit, and $1.1 million in cash and cash equivalents. On March 31, 2025, the Company had $460 million in borrowings outstanding on its credit facility that has a current borrowing base of $600 million and reflects the draw on the revolving credit facility to fund the Lime Rock Acquisition. The Company is targeting continued debt reduction, dependent on market conditions, the timing and level of capital spending, and other considerations.

Second Half of 2025 Sales Volumes, Capital Investment and Operating Expense Guidance

Ring’s 2025 development program has been updated to reflect a reduction in capital spending in response to the weakened price environment. For full year 2025, Ring now expects total capital spending of $85 million to $113 million (versus $138 million to $170 million previously disclosed). In addition to wells that the Company plans to drill and complete, the full year capital spending program includes funds for targeted well recompletions, capital workovers, infrastructure upgrades, reactivations, and leasing costs, as well as non-operated drilling, completion, capital workovers, and facility improvements.

All projects and estimates are based on assumed WTI oil prices of $50 to $70 per barrel and Henry Hub prices of $3.00 to $4.00 per Mcf. As in the past, Ring has designed its spending program with flexibility to respond to changes in commodity prices and other market conditions as appropriate.

Based on the $99 million midpoint of spending guidance, the Company continues to expect the following estimated allocation of capital, including:

•61% for drilling, completion, and related infrastructure;
•33% for recompletions and capital workovers;
•4% for facility improvements (environmental and emission reducing upgrades); and
•2% for land, non-operated capital, and other.

The guidance in the table below represents the Company's current good faith estimate of the range of likely future results. Guidance could be affected by the factors discussed below in the "Safe Harbor Statement" section.

	Q2	2H
	2025	2025
Sales Volumes:
Total Oil (Bo/d)	13,700 – 14,700	12,500 - 14,000
Midpoint (Bo/d)	14,200	13,250
Total (Boe/d)	20,500 – 22,500	19,000 - 21,000
Midpoint (Boe/d)	21,500	20,000
Oil (%)	66%	66%
NGLs (%)	18%	18%
Gas (%)	16%	16%

Capital Program:
Capital spending(1) (millions)	$14 - $22	$38 - $58
Midpoint (millions)	$18	$48
New Hz and vertical wells (2)	2 - 3	11 - 13
Recompletions and CTRs	6 - 8	17 - 22

Operating Expenses:
LOE (per Boe)	$11.50 - $12.50	$11.50 - $12.50
Midpoint (per Boe)	$12.00	$12.00
(1) In addition to Company-directed drilling and completion activities, the capital spending outlook includes funds for targeted well recompletions, capital workovers, infrastructure upgrades, and well reactivations. Also included is anticipated spending for leasing acreage; and non-operated drilling, completion, capital workovers, and facility improvements.
(2) Includes wells drilled, completed, and placed online.

Conference Call Information

Ring will hold a conference call on Thursday, May 8, 2025 at 12:00 p.m. ET (11 a.m. CT) to discuss its 1Q 2025 operational and financial results. An updated investor presentation will be posted to the Company’s website prior to the conference call.

To participate in the conference call, interested parties should dial 833-953-2433 at least five minutes before the call is to begin. Please reference the “Ring Energy 1Q 2025 Earnings Conference Call”. International callers may participate by dialing 412-317-5762. The call will also be webcast and available on Ring’s website at www.ringenergy.com under “Investors” on the “News & Events” page. An audio replay will also be available on the Company’s website following the call.

About Ring Energy, Inc.

Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the development of its Permian Basin assets. For additional information, please visit www.ringenergy.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects. The forward-looking statements include statements about the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, expected benefits to the Company and its stockholders from the Lime Rock Acquisition, and plans and objectives of management for future operations. Forward-looking statements also include assumptions and projections for second quarter and full year 2025 guidance for sales volumes, oil mix as a percentage of total sales, capital expenditures, operating expenses and the projected impacts thereon, and the number of wells expected to be drilled and completed. Forward-looking statements are based on current expectations and assumptions and analyses made by Ring and its management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities particularly in the winter; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the impacts of hedging on results of operations; changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers, and any resulting trade tensions; cost and availability of transportation and storage capacity as a result of oversupply, government regulation or other factors; and Ring’s ability to replace oil and natural gas reserves. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2024, and its other SEC filings. Ring undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

Contact Information

Al Petrie Advisors
Al Petrie, Senior Partner
Phone: 281-975-2146 Email: apetrie@ringenergy.com

RING ENERGY, INC.
Condensed Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024

Oil, Natural Gas, and Natural Gas Liquids Revenues	$79,091,207	$83,440,546	$94,503,136

Costs and Operating Expenses
Lease operating expenses	19,677,552	20,326,216	18,360,434
Gathering, transportation and processing costs	203,612	130,230	166,054
Ad valorem taxes	1,532,108	2,421,595	2,145,631
Oil and natural gas production taxes	3,584,455	3,857,147	4,428,303
Depreciation, depletion and amortization	22,615,983	24,548,849	23,792,450
Asset retirement obligation accretion	326,549	323,085	350,834
Operating lease expense	175,091	175,090	175,091
General and administrative expense	8,619,976	8,035,977	7,469,222

Total Costs and Operating Expenses	56,735,326	59,818,189	56,888,019

Income from Operations	22,355,881	23,622,357	37,615,117

Other Income (Expense)
Interest income	90,058	124,765	78,544
Interest (expense)	(9,498,786)	(10,112,496)	(11,498,944)
Gain (loss) on derivative contracts	(928,790)	(6,254,448)	(19,014,495)
Gain (loss) on disposal of assets	124,610	—	38,355
Other income	8,942	80,970	25,686
Net Other Income (Expense)	(10,203,966)	(16,161,209)	(30,370,854)

Income Before Benefit from (Provision for) Income Taxes	12,151,915	7,461,148	7,244,263

Benefit from (Provision for) Income Taxes	(3,041,177)	(1,803,629)	(1,728,886)

Net Income (Loss)	$9,110,738	$5,657,519	$5,515,377

Basic Earnings (Loss) per Share	$0.05	$0.03	$0.03
Diluted Earnings (Loss) per Share	$0.05	$0.03	$0.03

Basic Weighted-Average Shares Outstanding	199,314,182	198,166,543	197,389,782
Diluted Weighted-Average Shares Outstanding	201,072,594	200,886,010	199,305,150

RING ENERGY, INC.
Condensed Operating Data
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024

Net sales volumes:
Oil (Bbls)	1,086,694	1,188,272	1,218,837
Natural gas (Mcf)	1,615,196	1,683,793	1,496,507
Natural gas liquids (Bbls)	299,366	339,589	263,802
Total oil, natural gas and natural gas liquids (Boe)(1)	1,655,259	1,808,493	1,732,057

% Oil	66%	66%	70%
% Natural Gas	16%	15%	15%
% Natural Gas Liquids	18%	19%	15%

Average daily sales volumes:
Oil (Bbls/d)	12,074	12,916	13,394
Natural gas (Mcf/d)	17,947	18,302	16,445
Natural gas liquids (Bbls/d)	3,326	3,691	2,899
Average daily equivalent sales (Boe/d)	18,392	19,658	19,034

Average realized sales prices:
Oil ($/Bbl)	$70.40	$68.98	$75.72
Natural gas ($/Mcf)	(0.19)	(0.96)	(0.55)
Natural gas liquids ($/Bbls)	9.65	9.08	11.47
Barrel of oil equivalent ($/Boe)	$47.78	$46.14	$54.56

Average costs and expenses per Boe ($/Boe):
Lease operating expenses	$11.89	$11.24	$10.60
Gathering, transportation and processing costs	0.12	0.07	0.10
Ad valorem taxes	0.93	1.34	1.24
Oil and natural gas production taxes	2.17	2.13	2.56
Depreciation, depletion and amortization	13.66	13.57	13.74
Asset retirement obligation accretion	0.20	0.18	0.20
Operating lease expense	0.11	0.10	0.10
G&A (including share-based compensation)	5.21	4.44	4.31
G&A (excluding share-based compensation)	4.19	3.52	3.32
G&A (excluding share-based compensation and transaction costs)	4.18	3.51	3.32

(1) Boe is determined using the ratio of six Mcf of natural gas to one Bbl of oil (totals may not compute due to rounding.) The conversion ratio does not assume price equivalency and the price on an equivalent basis for oil, natural gas, and natural gas liquids may differ significantly.

RING ENERGY, INC.
Condensed Balance Sheets
(Unaudited)

	As of
	March 31, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$1,100,851	$1,866,395
Accounts receivable	35,680,686	36,172,316
Joint interest billing receivables, net	2,121,035	1,083,164
Derivative assets	5,309,892	5,497,057
Inventory	3,300,755	4,047,819
Prepaid expenses and other assets	1,156,529	1,781,341
Total Current Assets	48,669,748	50,448,092
Properties and Equipment
Oil and natural gas properties, full cost method	1,932,616,777	1,809,309,848
Financing lease asset subject to depreciation	4,272,259	4,634,556
Fixed assets subject to depreciation	3,359,292	3,389,907
Total Properties and Equipment	1,940,248,328	1,817,334,311
Accumulated depreciation, depletion and amortization	(496,993,139)	(475,212,325)
Net Properties and Equipment	1,443,255,189	1,342,121,986
Operating lease asset	1,753,693	1,906,264
Derivative assets	5,020,380	5,473,375
Deferred financing costs	6,911,264	8,149,757
Total Assets	$1,505,610,274	$1,408,099,474

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$86,417,436	$95,729,261
Income tax liability	537,591	328,985
Financing lease liability	846,380	906,119
Operating lease liability	661,487	648,204
Derivative liabilities	5,426,195	6,410,547
Notes payable	—	496,397
Deferred cash payment	9,415,066	—
Asset retirement obligations	441,611	517,674
Total Current Liabilities	103,745,766	105,037,187

Non-current Liabilities
Deferred income taxes	31,496,585	28,591,802
Revolving line of credit	460,000,000	385,000,000
Financing lease liability, less current portion	708,304	647,078
Operating lease liability, less current portion	1,234,690	1,405,837
Derivative liabilities	3,632,133	2,912,745
Asset retirement obligations	28,826,738	25,864,843
Total Liabilities	629,644,216	549,459,492
Commitments and contingencies
Stockholders' Equity
Preferred stock - $0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - $0.001 par value; 450,000,000 shares authorized; 206,509,126 shares and 198,561,378 shares issued and outstanding, respectively	206,509	198,561
Additional paid-in capital	808,627,109	800,419,719
Retained earnings (Accumulated deficit)	67,132,440	58,021,702
Total Stockholders’ Equity	875,966,058	858,639,982
Total Liabilities and Stockholders' Equity	$1,505,610,274	$1,408,099,474

RING ENERGY, INC.
Condensed Statements of Cash Flows
(Unaudited)

	Three Months Ended
	March 31,	December 31,		March 31,
	2025	2024		2024
Cash Flows From Operating Activities
Net income	$9,110,738	$5,657,519		$5,515,377
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	22,615,983	24,548,849		23,792,450
Asset retirement obligation accretion	326,549	323,085		350,834
Amortization of deferred financing costs	1,238,493	1,299,078		1,221,607
Share-based compensation	1,690,958	1,672,320		1,723,832
Credit loss expense	17,917	(26,747)		163,840
(Gain) loss on disposal of assets	(124,610)	—		—
Deferred income tax expense (benefit)	2,805,346	1,723,338		1,585,445
Excess tax expense (benefit) related to share-based compensation	99,437	9,011		40,808
(Gain) loss on derivative contracts	928,790	6,254,448		19,014,495
Cash received (paid) for derivative settlements, net	(553,594)	745,104		(1,461,515)
Changes in operating assets and liabilities:
Accounts receivable	(564,158)	349,474		(5,240,487)
Inventory	747,064	580,161		171,416
Prepaid expenses and other assets	624,812	295,555		503,704
Accounts payable	(10,385,137)	4,462,089		(1,601,276)
Settlement of asset retirement obligation	(207,580)	(613,603)		(591,361)
Net Cash Provided by Operating Activities	28,371,008	47,279,681	—	45,189,169

Cash Flows From Investing Activities
Payments for the Lime Rock Acquisition	(70,859,769)	—		—
Payments to purchase oil and natural gas properties	(647,106)	(1,423,483)		(475,858)
Payments to develop oil and natural gas properties	(31,083,507)	(36,386,055)		(38,904,808)
Payments to acquire or improve fixed assets subject to depreciation	(34,275)	—		(124,937)
Proceeds from sale of fixed assets subject to depreciation	17,360	—		—
Proceeds from divestiture of equipment for oil and natural gas properties	—	121,232		—
Net Cash Used in Investing Activities	(102,607,297)	(37,688,306)		(39,505,603)

Cash Flows From Financing Activities
Proceeds from revolving line of credit	114,000,000	22,000,000		51,500,000
Payments on revolving line of credit	(39,000,000)	(29,000,000)		(54,500,000)
Payments for taxes withheld on vested restricted shares, net	(896,431)	—		(814,985)
Proceeds from notes payable	—	58,774		—
Payments on notes payable	(496,397)	(475,196)		(533,734)
Payment of deferred financing costs	—	(42,746)		—
Reduction of financing lease liabilities	(136,427)	(265,812)		(255,156)
Net Cash Provided by (Used in) Financing Activities	73,470,745	(7,724,980)		(4,603,875)

Net Increase (Decrease) in Cash	(765,544)	1,866,395		1,079,691
Cash at Beginning of Period	1,866,395	—		296,384
Cash at End of Period	$1,100,851	$1,866,395		$1,376,075

RING ENERGY, INC.
Financial Commodity Derivative Positions
As of March 31, 2025

The following tables reflect the details of current derivative contracts as of March 31, 2025 (quantities are in barrels (Bbl) for the oil derivative contracts and in million British thermal units (MMBtu) for the natural gas derivative contracts):

	Oil Hedges (WTI)
	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Q4 2026	Q1 2027

Swaps:
Hedged volume (Bbl)	151,763	351,917	141,755	477,350	457,101	59,400	423,000	381,500
Weighted average swap price	$68.53	$71.41	$69.13	$70.16	$69.38	$66.70	$66.70	$63.80

Two-way collars:
Hedged volume (Bbl)	464,100	225,400	404,800	—	—	379,685	—	—
Weighted average put price	$60.00	$65.00	$60.00	$—	$—	$60.00	$—	$—
Weighted average call price	$69.85	$78.91	$75.68	$—	$—	$72.50	$—	$—

	Gas Hedges (Henry Hub)
	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Q4 2026	Q1 2027

NYMEX Swaps:
Hedged volume (MMBtu)	513,900	455,250	128,400	140,600	662,300	121,400	613,300	—
Weighted average swap price	$3.60	$3.88	$4.25	$4.20	$3.54	$4.22	$3.83	$—

Two-way collars:
Hedged volume (MMBtu)	18,300	308,200	598,000	553,500	—	515,728	—	700,000
Weighted average put price	$3.00	$3.00	$3.00	$3.50	$—	$3.00	$—	$4.00
Weighted average call price	$4.15	$4.75	$4.15	$5.03	$—	$3.93	$—	$5.20

	Oil Hedges (basis differential)
	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Q4 2026	Q1 2027

Argus basis swaps:
Hedged volume (Bbl)	183,000	276,000	276,000	—	—	—	—	—
Weighted average spread price (1)	$1.00	$1.00	$1.00	$—	$—	$—	$—	$—

	Gas Hedges (basis differential)
	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Q4 2026	Q1 2027

El Paso Permian Basin basis swaps:
Hedged volume (MMBtu)	—	—	—	—	—	—	—	700,000
Weighted average spread price (2)	$—	$—	$—	$—	$—	$—	$—	$0.74

(1) The oil basis swap hedges are calculated as the fixed price (weighted average spread price above) less the difference between WTI Midland and WTI Cushing, in the issue of Argus Americas Crude.
(2) The gas basis swap hedges are calculated as the Henry Hub natural gas price less the fixed amount specified as the weighted average spread price above.

RING ENERGY, INC.
Non-GAAP Financial Information

Certain financial information included in this release are not measures of financial performance recognized by accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are “Adjusted Net Income,” “Adjusted EBITDA,” “Adjusted Free Cash Flow” or “AFCF,” “Adjusted Cash Flow from Operations” or “ACFFO,” “G&A Excluding Share-Based Compensation,” “G&A Excluding Share-Based Compensation and Transaction Costs,” “Leverage Ratio,” “All-In Cash Operating Costs,” and “Cash Operating Margin.” Management uses these non-GAAP financial measures in its analysis of performance. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies.

Reconciliation of Net income to Adjusted Net Income

“Adjusted Net Income” is calculated as net income minus the estimated after-tax impact of share-based compensation, ceiling test impairment, unrealized gains and losses on changes in the fair value of derivatives, and transaction costs for executed acquisitions and divestitures (“A&D”). Adjusted Net Income is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current period to prior periods. The Company believes that the presentation of Adjusted Net Income provides useful information to investors as it is one of the metrics management uses to assess the Company’s ongoing operating and financial performance, and also is a useful metric for investors to compare Ring’s results with its peers.

	(Unaudited for All Periods)
	Three Months Ended
	March 31,		December 31,		March 31,
	2025		2024		2024
	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted
Net income	$9,110,738	$0.05	$5,657,519	$0.03	$5,515,377	$0.03

Share-based compensation	1,690,958	0.01	1,672,320	0.01	1,723,832	0.01
Unrealized loss (gain) on change in fair value of derivatives	375,196	—	6,999,552	0.03	17,552,980	0.08
Transaction costs - executed A&D	1,776	—	21,017	—	3,539	—
Tax impact on adjusted items	(500,646)	(0.01)	(2,008,740)	(0.01)	(4,447,977)	(0.02)

Adjusted Net Income	$10,678,022	$0.05	$12,341,668	$0.06	$20,347,751	$0.10

Diluted Weighted-Average Shares Outstanding	201,072,594		200,886,010		199,305,150

Adjusted Net Income per Diluted Share	$0.05		$0.06		$0.10

Reconciliation of Net income to Adjusted EBITDA

The Company defines “Adjusted EBITDA” as net income plus net interest expense (including interest income and expense), unrealized loss (gain) on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization, asset retirement obligation accretion, transaction costs for executed acquisitions and divestitures (A&D), share-based compensation, loss (gain) on disposal of assets, and backing out the effect of other income. Company management believes Adjusted EBITDA is relevant and useful because it helps investors understand Ring’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. Adjusted EBITDA, as Ring calculates it, may not be comparable to Adjusted EBITDA measures reported by other companies. In addition, Adjusted EBITDA does not represent funds available for discretionary use.

	(Unaudited for All Periods)
	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Net income	$9,110,738	$5,657,519	$5,515,377

Interest expense, net	9,408,728	9,987,731	11,420,400
Unrealized loss (gain) on change in fair value of derivatives	375,196	6,999,552	17,552,980
Income tax (benefit) expense	3,041,177	1,803,629	1,728,886
Depreciation, depletion and amortization	22,615,983	24,548,849	23,792,450
Asset retirement obligation accretion	326,549	323,085	350,834
Transaction costs - executed A&D	1,776	21,017	3,539
Share-based compensation	1,690,958	1,672,320	1,723,832
Loss (gain) on disposal of assets	(124,610)	—	(38,355)
Other income	(8,942)	(80,970)	(25,686)

Adjusted EBITDA	$46,437,553	$50,932,732	$62,024,257

Adjusted EBITDA Margin	59%	61%	66%

Reconciliations of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow and Adjusted EBITDA to Adjusted Free Cash Flow

The Company defines “Adjusted Free Cash Flow” or “AFCF” as Net Cash Provided by Operating Activities less changes in operating assets and liabilities (as reflected on Ring’s Condensed Statements of Cash Flows), plus transaction costs for executed acquisitions and divestitures (A&D), current income tax expense (benefit), proceeds from divestitures of equipment for oil and natural gas properties, loss (gain) on disposal of assets, and less capital expenditures, credit loss expense, and other income. For this purpose, the Company’s definition of capital expenditures includes costs incurred related to oil and natural gas properties (such as drilling and infrastructure costs and lease maintenance costs) but excludes acquisition costs of oil and gas properties from third parties that are not included in Ring’s capital expenditures guidance provided to investors. Management believes that Adjusted Free Cash Flow is an important financial performance measure for use in evaluating the performance and efficiency of the Company’s current operating activities after the impact of capital expenditures and net interest expense (including interest income and expense, excluding amortization of deferred financing costs) and without being impacted by items such as changes associated with working capital, which can vary substantially from one period to another. Other companies may use different definitions of Adjusted Free Cash Flow.

	(Unaudited for All Periods)
	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024

Net Cash Provided by Operating Activities	$28,371,008	$47,279,681	$45,189,169
Adjustments - Condensed Statements of Cash Flows
Changes in operating assets and liabilities	9,784,999	(5,073,676)	6,758,004
Transaction costs - executed A&D	1,776	21,017	3,539
Income tax expense (benefit) - current	136,393	71,280	102,633
Capital expenditures	(32,451,531)	(37,633,168)	(36,261,008)
Proceeds from divestiture of equipment for oil and natural gas properties	—	121,232	—
Credit loss expense	(17,917)	26,747	(163,840)
Loss (gain) on disposal of assets	—	—	(38,355)
Other income	(8,942)	(80,970)	(25,686)

Adjusted Free Cash Flow	$5,815,786	$4,732,143	$15,564,456

	(Unaudited for All Periods)
	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024

Adjusted EBITDA	$46,437,553	$50,932,732	$62,024,257

Net interest expense (excluding amortization of deferred financing costs)	(8,170,235)	(8,688,653)	(10,198,793)
Capital expenditures	(32,451,531)	(37,633,168)	(36,261,008)
Proceeds from divestiture of equipment for oil and natural gas properties	—	121,232	—

Adjusted Free Cash Flow	$5,815,787	$4,732,143	$15,564,456

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Cash Flow from Operations

The Company defines “Adjusted Cash Flow from Operations” or “ACFFO” as Net Cash Provided by Operating Activities, as reflected in Ring’s Condensed Statements of Cash Flows, less the changes in operating assets and liabilities, which includes accounts receivable, inventory, prepaid expenses and other assets, accounts payable, and settlement of asset retirement obligations, which are subject to variation due to the nature of the Company’s operations. Accordingly, the Company believes this non-GAAP measure is useful to investors because it is used often in its industry and allows investors to compare this metric to other companies in its peer group as well as the E&P sector.

	(Unaudited for All Periods)
	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024

Net Cash Provided by Operating Activities	$28,371,008	$47,279,681	$45,189,169

Changes in operating assets and liabilities	9,784,999	(5,073,676)	6,758,004

Adjusted Cash Flow from Operations	$38,156,007	$42,206,005	$51,947,173

Reconciliation of General and Administrative Expense (G&A) to G&A Excluding Share-Based Compensation and Transaction Costs

The following table presents a reconciliation of General and Administrative Expense (“G&A”), a GAAP measure, to G&A excluding share-based compensation, and G&A excluding share-based compensation and transaction costs for executed acquisitions and divestitures (A&D).

	(Unaudited for All Periods)
	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024

General and administrative expense (G&A)	$8,619,976	$8,035,977	$7,469,222
Shared-based compensation	1,690,958	1,672,320	1,723,832
G&A excluding share-based compensation	6,929,018	6,363,657	5,745,390
Transaction costs - executed A&D	1,776	21,017	3,539
G&A excluding share-based compensation and transaction costs	$6,927,242	$6,342,640	$5,741,851

Calculation of Leverage Ratio

“Leverage” or the “Leverage Ratio” is calculated under the Company’s existing senior revolving credit facility and means as of any date, the ratio of (i) Consolidated total debt as of such date to (ii) Consolidated EBITDAX for the four consecutive fiscal quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under the Company’s existing senior revolving credit facility.

The Company defines “Consolidated EBITDAX” in accordance with its existing senior revolving credit facility that means for any period an amount equal to the sum of (i) consolidated net income (loss) for such period plus (ii) to the extent deducted in determining consolidated net income for such period, and without duplication, (A) consolidated interest expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation, depletion and amortization determined on a consolidated basis in accordance with GAAP, (D) exploration expenses determined on a consolidated basis in accordance with GAAP, and (E) all other non-cash charges acceptable to Ring’s senior revolving credit facility administrative agent determined on a consolidated basis in accordance with GAAP, in each case for such period minus (iii) all noncash income added to consolidated net income (loss) for such period; provided that, for purposes of calculating compliance with the financial covenants, to the extent that during such period the Company shall have consummated an acquisition permitted by the credit facility or any sale, transfer or other disposition of any property or assets permitted by the senior revolving credit facility, Consolidated EBITDAX will be calculated on a pro forma basis with respect to the property or assets so acquired or disposed of.

Also set forth in Ring’s existing senior revolving credit facility is the maximum permitted Leverage Ratio of 3.00. The following tables show the leverage ratio calculations for the quarters ended March 31, 2025 and March 31, 2024.

	(Unaudited)
	Three Months Ended
	June 30,	September 30,	December 31,	March 31,	Last Four Quarters
	2024	2024	2024	2025
Consolidated EBITDAX Calculation:
Net Income (Loss)	$22,418,994	$33,878,424	$5,657,519	$9,110,738	$71,065,675
Plus: Consolidated interest expense	10,801,194	10,610,539	9,987,731	9,408,728	40,808,192
Plus: Income tax provision (benefit)	6,820,485	10,087,954	1,803,629	3,041,177	21,753,245
Plus: Depreciation, depletion and amortization	24,699,421	25,662,123	24,548,849	22,615,983	97,526,376
Plus: non-cash charges acceptable to Administrative Agent	1,664,064	(26,228,108)	8,994,957	2,392,703	(13,176,384)
Consolidated EBITDAX	$66,404,158	$54,010,932	$50,992,685	$46,569,329	$217,977,104
Plus: Pro Forma Acquired Consolidated EBITDAX	10,329,116	7,838,163	5,244,078	7,392,359	30,803,716
Less: Pro Forma Divested Consolidated EBITDAX	(469,376)	(600,460)	77,819	8,855	(983,162)
Pro Forma Consolidated EBITDAX	$76,263,898	$61,248,635	$56,314,582	$53,970,543	$247,797,658

Non-cash charges acceptable to Administrative Agent:
Asset retirement obligation accretion	$352,184	$354,195	$323,085	$326,549
Unrealized loss (gain) on derivative assets	(765,898)	(26,614,390)	6,999,552	375,196
Share-based compensation	2,077,778	32,087	1,672,320	1,690,958
Total non-cash charges acceptable to Administrative Agent	$1,664,064	$(26,228,108)	$8,994,957	$2,392,703

	As of
	March 31,	Corresponding
	2025	Leverage Ratio
Leverage Ratio Covenant:
Revolving line of credit	$460,000,000	1.86
Lime Rock deferred payment	10,000,000	0.04
Consolidated Total Debt	$470,000,000	1.90
Pro Forma Consolidated EBITDAX	247,797,658
Leverage Ratio	1.90
Maximum Allowed	≤ 3.00x

	(Unaudited)
	Three Months Ended
	June 30,	September 30,	December 31,	March 31,	Last Four Quarters
	2023	2023	2023	2024
Consolidated EBITDAX Calculation:
Net Income (Loss)	$28,791,605	$(7,539,222)	$50,896,479	$5,515,377	$77,664,239
Plus: Consolidated interest expense	10,471,062	11,301,328	11,506,908	11,420,400	44,699,698
Plus: Income tax provision (benefit)	(6,356,295)	(3,411,336)	7,862,930	1,728,886	(175,815)
Plus: Depreciation, depletion and amortization	20,792,932	21,989,034	24,556,654	23,792,450	91,131,070
Plus: non-cash charges acceptable to Administrative Agent	(470,875)	36,396,867	(29,695,076)	19,627,646	25,858,562
Consolidated EBITDAX	$53,228,429	$58,736,671	$65,127,895	$62,084,759	$239,177,754
Plus: Pro Forma Acquired Consolidated EBITDAX	9,542,529	4,810,123	—	—	14,352,652
Less: Pro Forma Divested Consolidated EBITDAX	(357,122)	(672,113)	(66,463)	40,474	(1,055,224)
Pro Forma Consolidated EBITDAX	$62,413,836	$62,874,681	$65,061,432	$62,125,233	$252,475,182

Non-cash charges acceptable to Administrative Agent:
Asset retirement obligation accretion	$353,878	$354,175	$351,786	$350,834
Unrealized loss (gain) on derivative assets	(3,085,065)	33,871,957	(32,505,544)	17,552,980
Share-based compensation	2,260,312	2,170,735	2,458,682	1,723,832
Total non-cash charges acceptable to Administrative Agent	$(470,875)	$36,396,867	$(29,695,076)	$19,627,646

	As of
	March 31,
	2024
Leverage Ratio Covenant:
Revolving line of credit	$422,000,000
Pro Forma Consolidated EBITDAX	252,475,182
Leverage Ratio	1.67
Maximum Allowed	≤ 3.00x

All-In Cash Operating Costs

The Company defines All-In Cash Operating Costs, a non-GAAP financial measure, as “all in cash” costs which includes lease operating expenses, G&A costs excluding share-based compensation, net interest expense (including interest income and expense, excluding amortization of deferred financing costs), workovers and other operating expenses, production taxes, ad valorem taxes, and gathering/transportation costs. Management believes that this metric provides useful additional information to investors to assess the Company’s operating costs in comparison to its peers, which may vary from company to company.

	(Unaudited for All Periods)
	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
All-In Cash Operating Costs:
Lease operating expenses (including workovers)	$19,677,552	$20,326,216	$18,360,434
G&A excluding share-based compensation	6,929,018	6,363,657	5,745,390
Net interest expense (excluding amortization of deferred financing costs)	8,170,235	8,688,653	10,198,793
Operating lease expense	175,091	175,090	175,091
Oil and natural gas production taxes	3,584,455	3,857,147	4,428,303
Ad valorem taxes	1,532,108	2,421,595	2,145,631
Gathering, transportation and processing costs	203,612	130,230	166,054
All-in cash operating costs	$40,272,071	$41,962,588	$41,219,696

Boe	1,655,259	1,808,493	1,732,057

All-in cash operating costs per Boe	$24.33	$23.20	$23.80

Cash Operating Margin

The Company defines Cash Operating Margin, a non-GAAP financial measure, as realized revenues per Boe less all-in cash operating costs per Boe. Management believes that this metric provides useful additional information to investors to assess the Company’s operating margins in comparison to its peers, which may vary from company to company.

	(Unaudited for All Periods)
	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Cash Operating Margin
Realized revenues per Boe	$47.78	$46.14	$54.56
All-in cash operating costs per Boe	24.33	23.20	23.80
Cash Operating Margin per Boe	$23.45	$22.94	$30.76